                                                              Exhibit 25.1
                                                              CONFORMED COPY

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

           New York                                        16-1057879
          (Jurisdiction of incorporation                (I.R.S. Employer
           or organization if not a U.S.               Identification No.)
           national bank)

          140 Broadway, New York, N.Y.                     10005-1180
          (212) 658-1000                                   (Zip Code)
          (Address of principal executive offices)

                              Warren L. Tischler
                             Senior Vice President
                              Marine Midland Bank
                                 140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-5167
           (Name, address and telephone number of agent for service)

                       CHOICE HOTELS INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

          Delaware                                     52-1209792
          (State or other jurisdiction                 (I.R.S. Employer
          of incorporation or organization)            Identification No.)

          10750 Columbia Pike
          Silver Spring, MD                            20901
          (301) 592-5000                               (Zip Code)
          (Address of principal executive offices)

                         7.125% SENIOR NOTES DUE 2008
                        (Title of Indenture Securities)

                             AFFILIATE REGISTRANTS
                             ---------------------

QUALITY HOTELS EUROPE, INC.                               Delaware                                 52-6290878
QH EUROPE PARTNERSHIP                                     Maryland                                 52-1892796
(Exact name of Registrant as Specified in Its Charter)    (State or other jurisdiction of          (I.R.S. Employer
                                                          Incorporation or Organization)           Identification Number)

Item 1. General Information.
        --------------------

               Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

               State of New York Banking Department.

               Federal Deposit Insurance Corporation, Washington, D.C.

               Board of Governors of the Federal Reserve System, Washington,
               D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2. Affiliations with Obligor.
        --------------------------

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

Item 16.  List of Exhibits.
          -----------------

Exhibit
-------

T1A(i)                *  -    Copy of the Organization Certificate of
                              Marine Midland Bank.

T1A(ii)               *  -    Certificate of the State of New York
                              Banking Department dated December 31,
                              1993 as to the authority of Marine Midland
                              Bank to commence business.

T1A(iii)                 -    Not applicable.

T1A(iv)               *  -    Copy of the existing By-Laws of Marine
                              Midland Bank as adopted on January 20, 1994.

T1A(v)                   -    Not applicable.

T1A(vi)               *  -    Consent of Marine Midland Bank required
                              by Section 321(b) of the Trust Indenture
                              Act of 1939.

T1A(vii)                 -    Copy of the latest report of condition of
                              the trustee (June 30, 1998), published
                              pursuant to law or the requirement of its
                              supervisory or examining authority.

T1A(viii)                -    Not applicable.

T1A(ix)                  -    Not applicable.

      * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 25th day of August, 1998.


                                                  MARINE MIDLAND BANK


                                                  By: /s/ Frank J. Godino
                                                     -------------------------
                                                          Frank J. Godino
                                                          Vice President

                                                               EXHIBIT T1A (VII)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL      Expires March 31, 2000
--------------------------------------------------------------------------------
                                                                             [1]
                                Please refer to page i,
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.
--------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1998



This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S) 1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
  ------------------------------------------------------------------------------
            Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

      (971231)
   -------------
    (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

 /s/ Gerald A. Ronning
--------------------------------------------------
Signature of Officer Authorized to Sign Report

                7/23/98
--------------------------------------------------
Date of Signature

/s/ Malcolm Burnett
--------------------------------------------------
Director (Trustee)

/s/ Bernard J. Kennedy
--------------------------------------------------
Director (Trustee)

/s/ Sal H. Alfiero
--------------------------------------------------
Director (Trustee)

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

--------------------------------------------------------------------------------
FDIC Certificate Number        0  0  5  8  9
                               -------------
                                (RCRI 9030)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank                      of Buffalo
      Name of Bank                          City

in the state of New York, at the close of business June 30, 1998

ASSETS
                Thousands
               of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin........................................$ 1,184,942
   Interest-bearing balances................................  3,314,932
   Held-to-maturity securities..............................          0
   Available-for-sale securities............................  3,715,259

   Federal funds sold and securities purchased
   under agreements to resell...............................  3,331,158

Loans and lease financing receivables:

   Loans and leases net of unearned
   income................................................... 20,916,889
   LESS: Allowance for loan and lease
   losses...................................................    404,194
   LESS: Allocated transfer risk reserve....................          0

   Loans and lease, net of unearned
   income, allowance, and reserve........................... 20,512,695
   Trading assets...........................................    764,990
   Premises and fixed assets (including
   capitalized leases)......................................    211,851

Other real estate owned.....................................     12,741
Investments in unconsolidated
subsidiaries and associated companies.......................          0
Customers' liability to this bank on
acceptances outstanding.....................................     55,641
Intangible assets...........................................    473,360
Other assets................................................    532,184
Total assets................................................ 34,109,753

LIABILITIES

Deposits:
   In domestic offices...................................... 21,255,460

   Noninterest-bearing......................................  4,261,592
   Interest-bearing......................................... 16,993,868

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs......................................  5,578,927

   Noninterest-bearing......................................          0
   Interest-bearing.........................................  5,578,927

Federal funds purchased and securities sold
   under agreements to repurchase...........................    489,724
Demand notes issued to the U.S. Treasury                      1,000,000
Trading Liabilities.........................................    158,102

Other borrowed money:
   With a remaining maturity of one year
   or less..................................................  1,877,111
   With a remaining maturity of more than
   one year through three years.............................     77,030
   With a remaining maturity of more than
   three years..............................................     46,691
Bank's liability on acceptances
executed and outstanding....................................     55,641
Subordinated notes and debentures...........................    697,900
Other liabilities...........................................    588,170
Total liabilities........................................... 31,824,756

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.....................................................          0
Common Stock................................................    205,000
Surplus.....................................................  1,985,131
Undivided profits and capital reserves......................     73,230
Net unrealized holding gains (losses)
on available-for-sale securities............................     21,636
Cumulative foreign currency translation
adjustments.................................................          0
Total equity capital........................................  2,284,997
Total liabilities, limited-life
preferred stock, and equity capital......................... 34,109,753